EXHIBIT 11
                                                                      ----------

Crosswalk.com, Inc.
COMPUTATION OF EARNINGS PER SHARE
31-Mar-02

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                                                               Three Months Ended March 31, 2002


                                                                                               Diluted                Basic
BASIC EARNINGS PER SHARE:              Net Shares    Total      Grant/Purch.      Days         Weighted              Weighted
                                          Added      Shares         Date      Outstanding       Shares                Shares
                                          -----      ------         ----      -----------       ------                ------
Beginning balance                                   7,959,721     01/01/02          90        716,374,890           716,374,890

Grant/Exercise of stock options
and purchase warrants:
Assumed issued and outstanding -
beginning of period                                    45,730     01/01/98          90          4,115,700                     -
                                                                                                        -                     -
Stock issued during the quarter:
Exercise of stock options in period:      5,000         5,000     01/17/02          74            370,000               370,000
                                          3,500         3,500     01/17/02          74            259,000               259,000

                                                                                             ------------          ------------
End of period                                       7,968,221                                 721,119,590           717,003,890
Days Outstanding from Beginning
of Period                                                                                              90                    90
--------------------------------------                                                       ------------          ------------
                                                                                                8,012,440             7,966,710

Net Loss                                                                                         (450,464)             (450,464)
--------------------------------------                                                       ------------          ------------

Net Loss per Share:  Diluted and Basic                                                              (0.06)                (0.06)
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